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                                                                    EXHIBIT 10.2

                        AMENDMENT TO SEVERANCE AGREEMENT

                  This AMENDMENT TO SEVERANCE AGREEMENT is made and effective as of the 1st day of May 2003, by and between RELIANT RESOURCES, INC., a Delaware corporation having its principal place of business in Houston, Harris County, Texas (the "Company"), and Hugh Rice Kelly, an individual currently residing in Houston, Harris County, Texas ("Executive").

                  WHEREAS, Executive was employed by the Company as a senior vice president, general counsel and corporate secretary; and

                  WHEREAS, Executive will retire as a senior vice president, general counsel and corporate secretary from the Company and all of his other positions with the Company and its affiliates, effective as of May 1, 2003; and

                  WHEREAS, the Company and the Executive have previously entered into that certain Severance Agreement, effective as of January 14,2003 (the "Agreement"); and

                  WHEREAS, the Company considers it in the best interest of the stockholders to amend certain provisions of the Agreement;

                  NOW, THEREFORE, the Company and Executive have entered into this amendment to the Agreement, effective as of May 1, 2003, as follows:

                  1. The definition of "Covered Termination" in Section 1 of the Agreement is hereby amended to add the following sentence to the end thereof:

         "Furthermore, notwithstanding the foregoing, a Covered Termination shall also include Executive's voluntary retirement with the Company on May 1, 2003."

                  2. Section 2(b) of the Agreement is hereby amended in its entirety to read as follows:

                  "(b)     PRO RATED BONUS: Executive will receive an amount
         equal to the product of (1) the Salary and (2) 65%, with the product of
         (1) and (2) prorated based on the number of days Executive was employed during the bonus year in which his employment terminated, with such amount being equal to $96,164. Such bonus shall be paid within 15 days after the expiration of the Waiver and Release revocation period."

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                  3.       Section 2(c) of the Agreement is hereby amended to
add the following sentence to the end thereof:

                  "The foregoing notwithstanding, with respect to medical, dental and vision coverage for Executive and his eligible dependents, Executive may elect to participate in the Company's retiree medical, dental and vision plan in which event (i) Executive shall pay premiums at the active employee rate, as in effect from time to time, until age 65, and (ii) the Company will cause such coverage for Executive and his eligible dependents to be maintained at a cost to Executive equal to the active employee rate until Executive attains age 65, and (iii) upon attaining age 65, Executive and his eligible dependents will continue to be eligible to participate in the retiree medical, dental and vision plan, if any, at retiree rates as then in effect for other retirees."

                  4. Section 2(e) of the Agreement is hereby amended in its entirety to read as follows:

                  "(e)     FINANCIAL PLANNING: Continued access, ' for the
         remainder of the calendar year 2003, to financial planning services up to a maximum direct cost to the Company of $25,000."

                  5. Section 2 of the Agreement is hereby amended to add the following paragraphs: "

                  (f)      MISCELLANEOUS PERSONAL COMPUTER AND ELECTRONIC
         EQUIPMENT: Executive is entitled to keep, and the Company hereby transfers ownership of, Executive's Company-provided Dell computer and all related equipment, including Executive's old Compaq computer, as well as Executive's Blackberry, Palm Pilot and home fax machine now in his possession.

                  (g) TRANSITION COSTS: Company shall reimburse Executive for all costs related to Executive's use of his Blackberry and cell phone through May 31, 2003. Company shall also continue to reimburse Executive for Executive's Coronado Club dues through the month of May 2003.

                  6. The Agreement is hereby amended to add Section 18 thereto, as follows:

                  "18.     SPLIT-DOLLAR LIFE INSURANCE: Executive will have the
right to elect to purchase the split-dollar life insurance policy currently maintained by the Company on his life in accordance with the terms and conditions of such split-dollar arrangement at the greater of (a) the cash surrender value of the policy or (b) the total premiums paid by the Company with respect to the policy as of his termination date. The foregoing right shall expire, terminate and be of no further force and effect if Executive fails to exercise such right prior to the date payment of the annual policy premium is due, October 1, 2003, and the policy will be terminated by the

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Company as of such date. The Company agrees not to terminate the split-dollar life insurance policy prior to October 1, 2003."

                  7. The Agreement is hereby amended to add Section 19 thereto, as follows:

                  "19.     D&O INSURANCE AND INDEMNIFICATION RIGHTS: The Company
will continue to maintain in effect as to Executive (a) any rights to indemnification and contribution afforded under the Company's charter and bylaws provisions and provisions of any other indemnification agreement currently in effect that apply to Executive's services to the Company, and (b) for a period of six years after Executive's termination date, coverage under directors' and officers' liability insurance policies that, by their terms, apply to Executive's acts and omissions while serving the Company in the same amount(s) and to the same extent as such coverage is maintained for the directors and officers of the Company. Executive agrees to sign an agreement, in the form attached hereto, to repay all sums advanced by the Company in connection with its indemnification obligations in the event it is ultimately determined that Executive is not entitled to be indemnified by the Company-in accordance with the Company's Bylaws and Delaware Corporation Law."

                  8. The Agreement is hereby amended to add Section 20 thereto, as follows:

                  "20.     SECURITY: The Company agrees to continue to provide
Executive security monitoring of Executive's primary residence located in Harris County, Texas, under the Company's existing security monitoring program and policies as in force from time to time, until Executive attains age 65, and thereafter at the incremental cost to the Company of installing, maintaining, monitoring and otherwise providing security service. Such service shall be of the same kind and quality as afforded to company senior executives. Should such service be discontinued to all Company executives, the Company shall have no further obligation to Executive under this Section 20."

                  9. The Company will pay all reasonable legal, accounting and financial expenses incurred by Executive in the negotiation of this amendment to the Agreement.

                  10. Except as otherwise expressly provided in this amendment to the Agreement to the contrary, and without duplication of benefits, Executive shall be entitled to the benefits as provided under the terms of the Agreement, and all terms, conditions, and restrictions set forth in the Agreement, including, but not limited to, the Waiver and Release requirement, shall continue in full force and effect and shall apply with respect to this amendment.

                  11. This amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
amendment to the Agreement to be executed as of the date set forth below, but effective as of May 1, 2003.

                                        RELIANT RESOURCES, INC.

                                        By: -s- Joel V. Staff
                                           ---------------------
                                        Name: Joel V. Staff
                                        Title: CEO

                                        Signature Date: 7/25/03

                                        EXECUTIVE

                                        -s- Hugh Rice Kelly
                                        --------------------
                                        Hugh Rice Kelly

                                        Signature Date: 7/24/03

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